r77q3e



7C.

List the name of each series or portfolio below and give a consecutive number to each series or portfolio starting with the number 1:

 Series
 Number*        Series Name                           Last?
 ------         -----------------------------------   -------

 102**		COMMODITIESPLUS STRATEGY FUND	        N
 103**		HIGH YIELD SPECTRUM FUND	        N
 107**		REALPATH(r) 2025 FUND                   N
 108**		REALPATH(r) 2035 FUND                   N
 109**		RAE FUNDAMENTAL PLUS INTERNATIONAL
 		FUND		                        N
 110**		RAE FUNDAMENTAL PLUS SMALL FUND	        N
 111**		SENIOR FLOATING RATE FUND               N
 112**		TOTAL RETURN FUND IV	                N
 113**		INFLATION RESPONSE MULTI-ASSET FUND     N
 114**		CREDIT ABSOLUTE RETURN FUND	        N
 115**		REALPATH(r) 2045 FUND 	                N
 116**		SHORT-TERM FLOATING NAV PORTFOLIO III 	N
 120**		MODERATE DURATION PORTFOLIO	 	N
 121**		LOW DURATION PORTFOLIO		 	N
 122**		CALIFORNIA MUNICIPAL BOND FUND 		N
 123**		NATIONAL INTERMEDIATE MUNICIPAL
		BOND FUND		 		N
 124**		SHORT ASSET INVESTMENT FUND	 	N
 126**		MORTGAGE OPPORTUNITIES FUND		N
 127**		EMERGING MARKETS FULL SPECTRUM
		BOND FUND				N
 128**		TRENDS MANAGED FUTURES STRATEGY FUND 	N
 129**		RAE LOW VOLATILITY PLUS
		EMG FUND 				N
 130**		RAE LOW VOLATILITY PLUS INTERNATIONAL
                Fund	                                N
 131**		RAE LOW VOLATILITY PLUS Fund    	N
 132**          REALPATH(r) 2055 FUND                   N
 133**          MULTI-STRATEGY ALTERNATIVE FUND         N
 134**          RAE WORLDWIDE LONG/SHORT PLUS FUND      N
 135**          PREFERRED AND CAPITAL SECURITIES FUND   N
 136**          REAL RETURN LIMITED DURATION FUND       N
 137**          SHORT ASSET PORTFOLIO		        N


*Assigned a series number of 100 or higher

**See the latest shareholder reports for additional information on the funds/portfolios listed.